AMENDMENT NO. 8
                                       TO
               SECOND AMENDED AND RESTATED DISTRIBUTION AGREEMENT
                                 CLASS B SHARES
                     METLIFE INVESTORS DISTRIBUTION COMPANY


     AMENDMENT NO. 8 to Second Amended and Restated Distribution Agreement ("Amendment No. 8"), dated as of December 19, 2005, by and between Met Investors Series Trust (the "Trust") and MetLife Investors Distribution Company ("MID").

     The Trust and MID agree to modify and amend the Second Amended and Restated Distribution Agreement relating to Class B Shares dated as of August 30, 2002, as amended on May 1, 2003, November 1, 2003, April 30, 2004, November 3, 2004, May 1, 2005 September 30, 2005 and November 1, 2005 (the "Original Agreement" or "Agreement") as herein provided. All terms used in this Amendment No. 8, unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

     1. New Portfolio. The Trust hereby authorizes MID to participate in the distribution of Class B shares of the following new portfolio ("New Portfolio") on the terms and conditions contained in the Agreement:

               Lazard Mid-Cap Portfolio


     2. Effective Date. The effective date of this Amendment No. 8 shall be December 19, 2005 with respect to the New Portfolio.

     3. Duration of Agreement. This Agreement shall continue in effect until August 31, 2006 with respect to the New Portfolio and thereafter will continue on a year to year basis with respect to the New Portfolio only so long as the continuance is specifically approved at least annually either by (a) the Board of Trustees of the Trust or (b) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Agreement, voted in accordance with the provisions contained in the Participation Agreement (as defined in the Agreement); provided, however, that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

     4. Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which MID is authorized to distribute Class B Shares, is hereby replaced in its entirety by Schedule A attached hereto.

     Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 8 as of the date first above set forth.

     MET INVESTORS SERIES TRUST         METLIFE INVESTORS DISTRIBUTION
                                        COMPANY

     By:_______________________         By:___________________________
          Elizabeth M. Forget
          President

                                   SCHEDULE A
                                       TO
                                 AMENDMENT NO. 8
                             DISTRIBUTION AGREEMENT
                                 CLASS B SHARES

Portfolios in Original Agreement:

J.P. Morgan Quality Bond
J.P. Morgan Small Cap Stock (now known as Met/Putnam Capital Opportunities) J.P. Morgan Enhanced Index
J.P. Morgan Select Equity
J.P. Morgan International Equity
Lord Abbett Bond Debenture
Lord Abbett Mid-Cap Value
Lord Abbett Developing Growth
Lord Abbett Growth and Income
Lord Abbett Growth Opportunities
PIMCO Total Return
PIMCO Money Market (now known as Money Market)
PIMCO Innovation (now known as RCM Global Technology)
MFS Mid Cap Growth (now known as T. Rowe Price Mid-Cap Growth)
MFS Research International
Met/Putnam Research
Janus Aggressive Growth
Oppenheimer Capital Appreciation
Met/AIM Small Cap Growth
Met/AIM Mid Cap Equity
State Street Research Concentrated International (now known as Harris Oakmark International)
Third Avenue Small Cap Value

Portfolios Added by Amendment No. 1:

Lord Abbett America's Value
PIMCO Inflation Protected Bond

Portfolios Deleted by Amendment No. 1:

J.P. Morgan Enhanced Index
J.P. Morgan International Equity
Lord Abbett Developing Growth



Portfolios Added by Amendment No. 2:

Met/American Growth Portfolio
Met/American Growth-Income Portfolio
Met/American International Portfolio
Met/American Bond Portfolio


Portfolios Added by Amendment No. 3:

Neuberger Berman Real Estate Portfolio
Turner Mid-Cap Growth Portfolio
Goldman Sachs Mid-Cap Value Portfolio


Portfolios Added By Amendment No. 4:

MetLife Defensive Strategy Portfolio
MetLife Moderate Strategy Portfolio
MetLife Balanced Strategy Portfolio
MetLife Growth Strategy Portfolio
MetLife Aggressive Strategy Portfolio


Portfolios Added by Amendment No. 5:

Van Kampen Comstock Portfolio


Portfolios Deleted by Amendment No. 5:

J. P. Morgan Quality Bond Portfolio
J. P. Morgan Select Equity Portfolio
Money Market Portfolio


Portfolios Added by Amendment No. 6:

Cyclical Growth and Income ETF Portfolio
Cyclical Growth ETF Portfolio


Portfolios Added by Amendment No. 7:

Legg Mason Value Equity Portfolio


Portfolios Deleted by Amendment No. 7:

Met/Putnam Research Portfolio


Portfolios Added by Amendment No. 8:

Lazard Mid-Cap Portfolio

Portfolios Deleted by Amendment No. 8:

Met/Aim Mid Cap Core Equity Portfolio